                                                              EXHIBIT 23.2

                      INDEPENDENT AUDITORS' CONSENT

The Board of Directors

Heartland Wireless Communications, Inc.:

  We consent to the use of our reports included herein and to the references to our firm under the headings "Prospectus Summary--Summary Historical Financial Data," "Selected Historical Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

Dallas, Texas

February 7, 1996